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                                                                  Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" in the Registration Statement
(Form S-3) and the related Prospectus of Urohealth Systems, Inc. for the registration of 5,750,000 shares of its Common Stock and to the use of our reports dated June 4, 1996, with respect to the consolidated financial statements and schedule of Urohealth Systems, Inc. included elsewhere herein.


                                                ERNST & YOUNG LLP

Orange County, California
September 24, 1996